UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

LA QUINTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36412	90-1032961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas 75038

(Address of Principal Executive Offices) (Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities

Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 17, 2018, La Quinta Holdings Inc., a Delaware corporation (“La Quinta”), Wyndham Worldwide Corporation, a Delaware corporation (“Wyndham Worldwide”) and WHG BB Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Wyndham Worldwide (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Wyndham Worldwide has agreed to acquire La Quinta’s franchising and management business (the “Acquired Business”). In connection with the transaction, La Quinta and CorePoint Lodging, Inc. a Maryland corporation and an indirect wholly-owned subsidiary of La Quinta (“CorePoint”), entered into a Separation and Distribution Agreement dated January 17, 2018 (the “Separation Agreement”), pursuant to which (together with the documents further described in the Separation Agreement), on the terms and subject to the conditions set forth in the Separation Agreement, immediately prior to the Merger (as defined below), La Quinta will, among other things, (i) effect a reclassification and combination of the La Quinta Common Stock (as defined below) whereby each share of La Quinta Common Stock (par value $0.01) will be reclassified and combined into one half of a share of La Quinta Common Stock (par value $0.02) (the “Reverse Stock Split”), (ii) convey La Quinta’s owned real estate assets and certain related assets and liabilities to CorePoint (the “CorePoint Business”) and, (iii) thereafter, distribute (the “Distribution”) to the La Quinta common stockholders all of the issued and outstanding shares of common stock of CorePoint, which will become a separate publicly traded company. Immediately following the Distribution, in accordance with and subject to the terms of the Merger Agreement, Merger Sub will merge with and into La Quinta (the “Merger”), with La Quinta continuing as the surviving company in the Merger and as a wholly-owned indirect subsidiary of Wyndham Worldwide. The boards of directors of each of Wyndham Worldwide and La Quinta have approved the Merger Agreement.

Merger Agreement

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, which will occur immediately after the effective time of the Distribution (the “Effective Time”), and as a result thereof, each share of common stock of La Quinta (“La Quinta Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than shares of La Quinta Common Stock (i) held by La Quinta as treasury stock or (ii) owned by Wyndham Worldwide or Merger Sub immediately prior to the Effective Time (which will be canceled without payment of any consideration) and La Quinta Common Stock for which appraisal rights have been validly exercised and not withdrawn (collectively, the “Excluded Shares”)) will be converted into the right to receive $8.40 in cash per share, prior to giving effect to the Reverse Stock Split; upon completion of the Reverse Stock Split prior to the Effective Time, each such share will be converted into the right to receive $16.80 in cash per share (the “Merger Consideration”). Any fractional shares of La Quinta Common Stock issued and outstanding immediately prior to the Merger (other than any Excluded Shares), including any fractional shares resulting from the Reverse Stock Split, will be converted into the right to receive a proportionate fraction of the Merger Consideration.

Except as otherwise agreed between Wyndham Worldwide and a holder in writing, immediately prior to the Effective Time, (i) each La Quinta restricted stock award that is then outstanding will, automatically and without any required action on the part of the holder thereof, vest and become free of restrictions as of the Effective Time and be cancelled and terminated, and each holder of a La Quinta restricted stock award will have the right to receive from the surviving corporation, in respect of such La Quinta restricted stock award, an amount in cash (less any applicable withholding taxes) equal to (A) the number of shares of La Quinta Common Stock subject to such La Quinta restricted stock award, multiplied by (B) the Merger Consideration and (ii) any vesting conditions applicable to each La Quinta restricted share unit that is then outstanding will, automatically and without any required action on the part of the holder thereof, accelerate in full, and such La Quinta restricted share unit will be cancelled and terminated, and each holder of a La Quinta restricted share unit will have the right to receive from the surviving corporation, in respect of such La Quinta restricted share unit, an amount in cash (less any applicable withholding taxes) equal to (A) the number of shares of La Quinta Common Stock previously subject to such restricted share unit award, multiplied by (B) the Merger Consideration.

Wyndham Worldwide and La Quinta have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants that: (i) La Quinta will conduct the Acquired Business (and the CorePoint Business to the extent any action taken or not taken would reasonably be expect to adversely affect La Quinta, the Acquired Business or Wyndham Worldwide as the owner and operator of the Acquired Business following the Effective Time in any material respect) in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) La Quinta will not engage in certain kinds of transactions during such period without the consent of Wyndham Worldwide, (iii) unless the board of directors of La Quinta (the “La Quinta Board”) effects a Change of Board Recommendation (as defined in the Merger Agreement), La Quinta will cause a meeting of the La Quinta stockholders to be held to consider adoption of the Merger Agreement and approval of amendments to La Quinta’s certificate of incorporation necessary to effect the Reverse Stock Split (the “La Quinta Charter Amendments”), and (iv) subject to certain customary exceptions, the La Quinta Board will recommend adoption of the Merger Agreement and approval of the La Quinta Charter Amendments by the stockholders of La Quinta. La Quinta has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit or knowingly encourage any inquiries with respect to certain alternative business combination transactions or (ii) subject to certain exceptions designed to allow the La Quinta Board to fulfill its fiduciary duties to La Quinta’s stockholders (described further below), engage in any acquisitions or discussions concerning, or provide any confidential information to, any person relating to certain alternative business combination transactions.

Prior to the adoption of the Merger Agreement by La Quinta’s stockholders, the La Quinta Board may (i) withhold, withdraw or modify its recommendation that La Quinta’s stockholders adopt the Merger Agreement or approve, endorse or recommend a Superior Proposal (as defined in the Merger Agreement) or (ii) terminate the Merger Agreement to concurrently enter into a definitive agreement with respect to a Superior Proposal and pay the La Quinta Termination Fee (as defined below) prior to or concurrently with such termination. In connection with any such action, La Quinta must comply with certain notice and other specified conditions, including the requirement that the proposal did not result from a material breach of La Quinta’s non-solicitation obligations, giving Wyndham Worldwide the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement during a match right period and, if requested by Wyndham Worldwide, engaging in good faith negotiations with Wyndham Worldwide during such match right period.

Wyndham Worldwide and La Quinta have agreed to use their respective reasonable best efforts to do all things necessary, proper or advisable to consummate the Merger, including making filings with and seeking approvals from certain governmental entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In furtherance thereof, Wyndham Worldwide has agreed to accept certain restrictions on certain of its assets or the Acquired Business, if and to the extent necessary to obtain such approvals.

Consummation of the Merger is subject to certain customary conditions, including (i) the adoption of the Merger Agreement and approval of the La Quinta Charter Amendments by the holders of a majority of the outstanding shares of La Quinta Common Stock (the “Stockholder Approval”), (ii) the absence of any law prohibiting or order preventing the consummation of the Merger or the Distribution, (iii) the expiration or termination of any applicable waiting period under the HSR Act (“HSR Approval”), (iv) the absence of a material adverse effect with respect to La Quinta, (v) the receipt by La Quinta of the Cash Payment (as defined below) from CorePoint in accordance with the Separation Agreement, (v) the consummation of the Separation (as defined below) and the Distribution in accordance with the Separation Agreement and (vi) compliance in all material respects on the part of each of Wyndham Worldwide and La Quinta with such party’s covenants under the Merger Agreement, the Separation Agreement and the Employee Matters Agreement (as defined below). The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions).The consummation of the Merger is not subject to a financing condition.

The Merger Agreement contains certain termination rights for both Wyndham Worldwide and La Quinta, including in the event the Stockholder Approval is not obtained at a duly convened meeting of La Quinta stockholders or in the event the Merger is not consummated on or before July 17, 2018 (which date may be extended by either party by 90 days in the event that all closing conditions are satisfied or waived, other than HSR Approval) (the “Outside Date”). The Merger Agreement further provides that, upon termination of the Merger Agreement in certain circumstances, including if the Merger Agreement is terminated by Wyndham Worldwide in the event the La Quinta Board effects a Change of Board Recommendation (as defined in the Merger Agreement), or by La Quinta in accordance with, and subject to, the terms of the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement), La Quinta would be required to pay Wyndham Worldwide a termination fee of $37,000,000 (the “La Quinta Termination Fee”). The Merger Agreement also provides that if the Merger Agreement is terminated in certain circumstances in the event the Stockholder Approval is not obtained or in the event the Merger is not consummated on or before the Outside Date, and in connection with such termination La Quinta has not delivered to Wyndham Worldwide a certificate signed by an officer of La Quinta making certain representations with respect to the status of CorePoint’s debt financing contemplated by the Separation Agreement, La Quinta would be required to pay Wyndham Worldwide the La Quinta Termination Fee. In no circumstance will La Quinta be obligated to pay more than one La Quinta Termination Fee.

Separation Agreement

The Separation Agreement governs the terms and conditions regarding the Reverse Stock Split, the transfer of the CorePoint Business from La Quinta to CorePoint (the “Separation”) and the Distribution. In connection with the Separation, the Separation Agreement provides, among other things, for the transfer by La Quinta to CorePoint of certain assets, and the assumption by CorePoint of certain liabilities, related to the CorePoint Business.

The Separation Agreement provides that, immediately prior to and as a condition of the Distribution, CorePoint will make a cash payment to La Quinta of $983,950,000, subject to certain adjustments based on the actual amount of net indebtedness at La Quinta (as of immediately prior to the effective time of the Distribution) and certain accrued but unpaid expenses incurred in connection with the Separation, the Distribution and the Merger (the “Cash Payment”). In connection with entry into the Merger Agreement, CorePoint entered into a commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A. (the “Debt Commitment Party”) pursuant to which the Debt Commitment Party has committed, subject to customary conditions, to provide CorePoint with $1.085 billion in secured debt financing to facilitate the refinancing of substantially all of La Quinta’s existing indebtedness in connection with the Separation and provide sufficient funds to make the Cash Payment.

The Separation Agreement provides that the Distribution is subject to the satisfaction or waiver of various conditions, including receipt of the Cash Payment by La Quinta and the effectiveness of CorePoint’s Form 10 in connection with the Distribution.

The Separation Agreement also sets forth certain other covenants and agreements between La Quinta and CorePoint related to the Separation, including provisions concerning the termination and settlement of intercompany accounts and obtaining certain governmental approvals and third party consents. The Separation Agreement also sets forth certain covenants and agreements that govern certain aspects of the relationship between La Quinta and CorePoint following the Distribution, including provisions with respect to release of claims and indemnification provisions.

Other Agreements

In connection with the transactions contemplated by the Merger Agreement and the Separation Agreement, certain additional agreements have been or will be entered into, including, among others:

•	an Employee Matters Agreement, dated as of January 17, 2018, between La Quinta and CorePoint, which governs certain obligations of La Quinta and CorePoint with respect to current and former La Quinta employees, including certain compensation and benefits obligations, the treatment of certain equity awards, and the allocation of certain employee-related assets and liabilities between La Quinta and CorePoint;

•	a Tax Matters Agreement between La Quinta and CorePoint, which will govern La Quinta’s and CorePoint’s respective rights, responsibilities and obligations with respect to tax liabilities, tax attributes, the preparation and filing of tax returns, tax contests, and certain other tax matters, including a two-way adjustment to the extent La Quinta’s estimated tax liability as a result of the Distribution is greater or less than an agreed-upon reserve amount set forth in the Tax Matters Agreement;

•	Hotel Management Agreements and Franchise Agreements governing the ongoing relationship between La Quinta, as operator of CorePoint’s hotels, and CorePoint as the owner of such hotels; and

•	a Transition Services Agreement between La Quinta and CorePoint, pursuant to which each party will provide certain services to the other party for an interim period following the Separation.

The foregoing descriptions of the Merger, the Merger Agreement, the Separation Agreement, the Voting Agreement and the other agreements referenced herein and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, the full text of the Separation Agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference, the full text of the Employee Matters Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the full text of such other agreements described herein.

The Merger Agreement governs the contractual rights between the parties in relation to the Merger. The Merger Agreement, the Separation Agreement and the Employee Matters Agreement have been filed as exhibits to this Current Report on Form 8-K to provide investors with information regarding the terms of the Merger Agreement, the Separation Agreement and the Employee Matters Agreement and are not intended to provide, modify or supplement any information about Wyndham Worldwide, Merger Sub, La Quinta, CorePoint or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Wyndham Worldwide or La Quinta. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws.

Item 7.01.	Regulation FD Disclosure.

On January 18, 2018, Wyndham Worldwide and La Quinta issued a joint press release announcing the transactions described in Item 1.01 above. A copy of the joint press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 17, 2018, by and among Wyndham Worldwide Corporation, WHG BB Sub, Inc. and La Quinta Holdings Inc.

2.2	Separation and Distribution Agreement, dated as of January 17, 2018, by and between La Quinta Holdings Inc. and CorePoint Lodging Inc.

10.1	Employee Matters Agreement, dated as of January 17, 2018, by and between La Quinta Holdings Inc. and CorePoint Lodging Inc.

99.1	Joint Press Release of Wyndham Worldwide and La Quinta Holdings, Inc., dated January 18, 2018

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. La Quinta Holdings Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts included in this Current Report on Form 8-K, including statements concerning La Quinta Holdings Inc.’s (the “Company’s”) plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, including the Company’s current views and expectations with respect to the acquisition by Wyndham Worldwide of the Company’s hotel franchise and hotel management businesses (the “acquisition”) and related transactions, as well as the synergies expected as a result of the acquisition, may be forward-looking statements. Words such as “estimates,” “expects,” “contemplates,” “will,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “may,” “should” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon the Company’s current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The Company’s expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K. Such risks, uncertainties and other important factors that could cause actual results to differ include without limitation general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, uncertainties that may delay or negatively impact the acquisition or cause it to not occur at all, including the timing, receipt and terms of any required governmental and regulatory approvals and the ability to satisfy the other conditions to the acquisition, uncertainties related to the successful integration of the two companies and the Company’s ability to realize the anticipated benefits of the combination, uncertainties related to Wyndham Worldwide’s ability to obtain financing for the acquisition or the terms of such financing, unanticipated developments related to the impact of the acquisition on the Company’s relationships with its customers, suppliers, employees and others with whom it has relationships, unanticipated developments resulting from possible disruption to the Company’s operations as a result of the acquisition, the potential impact of the acquisition and the spin-off of CorePoint Lodging Inc. and related transactions on the Company’s credit ratings, uncertainties related to the Company’s ability to successfully complete the spin-off of CorePoint Lodging Inc. as contemplated or at all and to realize the anticipated benefits thereof, as well as those factors described in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (the “SEC”), as such risk factors may be updated from time to time in the Company’s subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, subsequent events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA QUINTA HOLDINGS INC.
(Registrant)

By:	/s/ Mark M. Chloupek
Name:	Mark M. Chloupek
Title:	Executive Vice President and General Counsel

Date: January 18, 2018